Exhibit 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Diacrin, Inc. on Form S-8 (File Nos. 333-19571, 333-19573, 333-19615 and
333-31541)  and on Form  S-3  (33-80773  and  333-47825)  of our  report,  dated
February 12, 1999, except as to the information presented in Note E, for which the date is March 4, 1999, on our audit of the financial statements of Diacrin/Genzyme LLC, as of December 31, 1998, and for the period from October 1, 1996 (date of inception) to December 31, 1998, which report is included in this Annual Report on Form 10-K.


                                                      PricewaterhouseCoopers LLP

Boston, Massachusetts
March 30, 1999